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                                  June 1, 1995





Powerine Oil Company
12354 Lakeland Road
Santa Fe Springs, California  90670
Attention:  A.L. Gualtieri

Castle Energy Corporation
100 Matsonford Road
One Radnor Corporate Center
Suite 250
Radnor, Pennsylvania  19087
Attention:  Joseph L. Castle II

Indian Powerine L.P.
c/o Castle Energy Corporation
100 Matsonford Road
One Radnor Corporate Center
Suite 250
Radnor, Pennsylvania  19087

CEC, Inc.
c/o Castle Energy Corporation
100 Matsonford Road
One Radnor Corporate Center
Suite 250
Radnor, Pennsylvania  19087

Gentlemen:

         We refer to that certain Powerine Petroleum Sale and Storage Agreement dated April 8, 1995 between Wickland Oil Company and Powerine Oil Company, as amended to date (the "Agreement"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         The parties hereto supplementally agree as follows:

              1. Hedging. Section 16 of Schedule C is hereby amended to read in full as follows:

         "Hedging. During the term of this Agreement, Wickland shall engage in a hedging program mutually agreeable to both parties to hedge all barrels of

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Wickland-Owned crude oil, Feed Stocks and Intermediate Products. Powerine shall pay to Wickland all costs associated with such hedging program on a daily basis as follows: Wickland shall submit an invoice to Powerine on a daily basis showing hedging costs (including margin calls) or credits, as the case may be, and on the next business day Powerine shall pay Wickland by wire transfer its costs set forth on such daily invoice, or Wickland shall pay Powerine by wire transfer on the next business day for any credit shown on such invoice as applicable. Powerine shall otherwise pay to Wickland all costs associated with such hedging program including, without limitation, interest, brokers' fees and losses attributable to imperfect hedging.

              2. Pricing Amendments. The following pricing amendments shall be effective as of the inception of this Agreement:

              (a) The price of Propane as set forth on Exhibit A, Schedule 1, page 2; Exhibit D, Schedule 1, page 1; and Exhibit D, Schedule 3, page 1 shall be as follows: The lower of (i) low of spot range LA each business day per OPIS, and (ii) 95% of Warren El Segundo posted price.

              (b) The market price of Heavy Coker Gas Oil on Exhibit A, Schedule 1, page 1 shall be as follows: Low of "380-C Bunker (per ton) price as per Platts Tuesday Bunkerwire divided by 6.325". All references to OPIS in the pricing of Decant Oil, Bunker C Fuel Oil (Ex Cutter), Heavy Coker Gas Oil and Cutter Stock on Exhibit A, Schedule 1, page 2; Exhibit C, Schedule 2, page 2; and Exhibi D, Schedule 1, page 1 shall be deemed to refer to Platts Tuesday Bunkerwire.

              (c) On Exhibit D, Schedule 2, page 1, the component "Unifinite" shall be deemed added under Gasoline Components and Finished Products, with the following prices under the applicable headings: 3.78 6.30 2.94 0.25 .10.

              (d) On Exhibit D, Schedule 3, pages 1 and 2, the same changes to the description of market price for propane, Decant Oil, Bunker C Fuel Oil (Ex Cutter) and Cutter Stock shall be made as set forth in clause (b) above.

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              3. Personnel. Powerine agrees that marketing information from
Robert Mills will be available to Wickland at no additional charge. During the term of this Agreement, Powerine shall cause Mr. Mills not to engage in marketing activities respecting commodities. The provisions of Wickland's letter to Powerine dated May 2, 1995 regarding personnel matters shall remain in full force and effect. Wickland's letter dated May 17, 1995 respecting personnel matters shall be deemed rescinded.

              4. Invoicing. The provisions of Sections 13(b)(i)(A) and 13(c)(i)(A) are hereby amended to add the following sentence: "Invoices for weekend deliveries shall be submitted as of 05:00 Saturday and 05:00 Sunday and payment will be due Wickland and Powerine respectively in accordance with
Section 13(b)(ii) following such dates.

              5. Notice of Refinancing. Powerine's notice of refinancing to Wickland dated May 12, 1995 is hereby rescinded.

         Kindly acknowledge your agreement to the foregoing by signing this letter where indicated below. This Agreement will be effective when signed by all parties.

                                   Very truly  yours,

                                   Wickland Oil Company,
                                   a California corporation


                                   By: /s/ Robert L. Sanz
                                      -------------------------------------
                                      Robert L. Sanz, Vice President
                                      Supply and Marketing

Agreed:

Powerine Oil Company,
a California corporation


 /s/ A. L. Gualtieri
---------------------------
A.L. Gualtieri
President and CEO

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Castle Energy Corporation,
a Delaware corporation


/s/ Joseph L. Castle II
----------------------------
Joseph L. Castle II
Chairman of the Board and
Chief Executive Officer

Indian Powerine L.P.,
an Illinois limited partnership

By:      IP Oil Co., Inc.,
         an Illinois corporation,
         its general partner


         By: /s/ Joseph L. Castle II
             ----------------------------
            Its:

CEC, Inc.,
a Delaware corporation


By: /s/ Joseph L. Castle II
    ---------------------------
   Its: